UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2022

MOTOS AMERICA INC

(Exact name of registrant as specified in its charter)

Nevada	000-52879	39-2060052
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

510 South 200 West, Suite 110

Salt Lake City, Utah 84101

(Address of principal executive offices)

801 386 6700

(Issuer’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares .001 Par Value	WECT	NA

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information, this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve risks and uncertainties, including, among other things, statements regarding our business strategy, future revenues and anticipated costs and expenses. Such forward-looking statements include, among others, those statements including the words "expects," "anticipates," "intends," "believes" and similar language. Our actual results may differ significantly from those projected in the forward-looking statements. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this report. We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this document.

Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward- looking statements.

All references in this Form 8-K to the "Company," "we," "us" or "our" are to Motos America Inc. on a consolidated basis.

SECTION 1 — REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement.

A.	LOI to Purchase Dealerships in Florida. The Company has entered into a letter of intent to purchase 3 motorcycle dealerships in Florida:

BMW Motorcycles of Orlando

8901 Futures Dr

Orlando, FL 32819

BMW Motorcycles of Tampa

8509 Gunn Hwy

Odessa, FL 33556

Euro Cycles of Daytona

118 E Fairview Ave

Daytona Beach, FL 32114

Motos America has offered $5 million in cash and securities of the company for the dealerships. In addition Motos America will purchase new and used motorcycle inventory as well as parts and accessory inventories. The Company will also obtain all intellectual property and intangible assets of the dealerships that Motos America believes is needed for their future business, which includes trademarks, websites and URLs, trade names and DBAs, and customer information and data.

No real estate will be included in the transactions, but the Company anticipates re-leasing or sub-leasing the current premises from which the dealerships currently operate.

The anticipated closing date for the transactions is in the fall of 2022.

A copy of the Letter of Intent is appended hereto.

B.	Related Party Transaction. The Company has entered into a loan agreement (“Note”) whereby it will loan $500,000.00 to Barron Consulting LLC (“Barron”) in a related party transaction. Barron is controlled by Vance Harrison, an Officer and Director of the Company.

The Note is payable in 24 months, and bears interest at the rate of 6.75%. Mr. Harrison is the Managing Member of Barron, and has personally guaranteed the repayment of the Note.

A copy of the Note entered into by the Company is appended hereto.

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C.	Capital Markets Advisory Agreement. The Company has entered into a Capital Markets Advisory Agreement with Wilson Hand Pte. Ltd., a Singapore Company (“Advisors”). The Advisors shall serve as business advisors to the Company and render such advice and services to the Company as may be reasonably requested by the Company concerning Investor Relations, buy-side stock support, equity and/or debt financings, strategic planning, and business development activities.

Company is obligated to pay to the Advisors US$ 1,000,000, in installments from April 2022 through October 2022. In addition, 100,000 Warrants from the Company shall be issued to the Advisors. The exercise price is $3.33 and may be exercised until 60 months from the date this agreement is executed.

A copy of the Capital Markets Advisory Agreement entered into by the Company is appended hereto.

D.	Underwriting Principal Terms Sheet. The Company has entered into an underwriting terms sheet with CIM Securities, LLC (“CIM”). The terms sheet calls for CIM to place $6 million in equity and $6 million in convertible debt for a total of $12 million to be placed on behalf of the Company. The price range for the sale of equity shares or the conversion of debt into equity is anticipated to be between $3.00 and $3.50 per common voting share. Debt instruments will bear a face interest rate of between 5.75% and 6.75% per annum. CIM will be paid up to 7% on the monies raised, and can earn warrants to purchase as many as 300,000 shares as part of their compensation.

This agreement is not binding upon CIM or the Company until such time as the parties enter into a definitive Engagement Agreement.

A copy of the Principal Terms Sheet entered into by the Company is appended hereto.

CORPORATE HISTORY

General

Motos America purchases and operates powersports dealerships, with an emphasis on European luxury motorcycle brands, including BMW Motorcycles, Triumph Motorcycles and Ducati Motorcycles. The company believes the motorcycle dealership industry is primed for consolidation, similar to what has occurred in the automotive industry. Motos America believes that consolidation in this niche will bring about the same advantages of scale associated with automotive dealer group consolidations. Namely, better operating results driven by professional management, branding and marketing opportunities, and volume purchasing.

The Company was incorporated under the laws of the State of Nevada on April 25, 2007 under the name “Contact Minerals Corp.” The Company’s securities traded under the symbol “CNTM” and later “CNTM” after a 2-for-1 forward split in February of 2009.

From the date of incorporation until the summer of 2017, the Company was an exploration stage company, engaged in the acquisition and exploration of mineral properties. The Company was also a “shell company” with no meaningful assets or operations that attempted to identify and merge with an operating company. The Company’s principal business address was in Vancouver, BC, Canada, and the Company was directed by Kerry McCullagh, who served as Director, Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer, along with his father William McCullagh and Alex Langer who also served as Directors.

Effective August 29, 2017, the Company and Kerry McCullagh entered into a stock purchase agreement with Shiong Han Wee and Kwueh Lin Wong. Under the terms of the Stock Purchase Agreement Messrs. Wee and Wong agreed to purchase 7,000,000 shares from the Seller and 78,770,000 shares from the Company. As result of this transaction, a total of 94,440,000 shares of Common Stock of the Company were issued and outstanding, of which approximately 90% were controlled directly by the Messrs. Wee and Wong.

Upon the consummation of the sale the executive officers and directors resigned from all of their positions with the Company, and Messrs. Wee and Wong were appointed to take their place.

Effective November 6, 2017, the Company changed its name to “WECONNECT Tech International, Inc.” and its trading symbol to “WECT.” The principal business office moved to Malaysia.

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Effective June 8, 2018, the Company acquired 99.662% of the issued and outstanding securities MIG Mobile Tech Berhad (“MTT”), a payment-solution provider, and the Company entered into the payment solution business with a focus on users located in Malaysia.

The Company was never able to profitably operate the MTT business. The Company incurred a net operating loss of $1,103,166 for the year ended July 31, 2020, and an accumulated deficit of $7,638,503 as of July 31, 2020.

On June 20, 2021, the Company and Mr. Ng Chee Chun entered into a Share Sale Agreement to sell the shares of MTT held by the Corporation for di minimus consideration.

On September 27, 2021, the Company and certain other sellers of shares including Mr. Shiong Han Wee, director of the company, entered into a Sale and Purchase Agreement pursuant to which an aggregate of 436,482,690 shares of common stock of the Company and 10,000,000 shares of Series A Preferred Convertible Stock was sold. The Preferred Stock was issued to Mr. Shiong Han Wee as payment in full of all amounts owed by the Company to Mr. Wee, prior to the sale.

After this transaction, Mr. Vance Harrison became the beneficial owner of the common shares and Convertible Preferred Stock, together constituting approximately 92% of the issued and outstanding common stock of the Company (as determined on an as-converted basis).

Pursuant to the terms of the Stock Purchase Agreement, the Board appointed the following individuals to serve in the offices set forth next to their names:

Name	Position
Vance Harrison	Chief Executive Officer, President and Director
Terina Liddiard	Chief Financial Officer, Secretary and Director
Taylor Brody	Chief Marketing Officer and Director

All previous board members resigned from their positions with the Company.

In November, 2021 the Company filed Articles of Amendment with the State of Nevada whereby it changed its name to “Motos America Inc.” Concurrent with the name change, the Company adopted a new business model. The Company intends to buy and operate powersports dealerships, with a primary interest on European luxury motorcycle brands, including BMW Motorcycles, Triumph Motorcycles and Ducati Motorcycles. In the view of the Company, this industry is ripe for consolidation, similar to what has occurred in the automotive dealership niche. The Company believes that consolidation in this niche will bring about the same advantages of scale associated with auto-dealer consolidations, namely better operating results flowing from professional management, branding and marketing opportunities, and volume purchasing.

Since November 2021, and under what the Company believes to be exemptions from the registration requirements of the Securities and Exchange Act of 1934, as amended, the Company has raised approximately $4.0 million from private investors in the form of equity and convertible debt. The Company anticipates raising an additional $40 Million to accomplish the Company’s short-term-objective of owning 45 dealerships within 3 years.

In February 2022, Kris Odwarka became the President of the Company. Mr. Vance Harrison, who he replaced in this office, continued with the Company as its Chief Executive Officer, and as a member of the Board of Directors. Mr. Odwarka brings a wealth of experience in the Powersports industry to the Company. Over a 29-year span he has worked in various roles with European motorcycle and automotive manufacturers, including serving as the Vice President for North America of BMW Motorrad, and as the President of Husqvarna USA.

In March 2022 the Company completed the purchase of its first BMW Motorcycle dealerships in Nashville, TN, Portland, OR, Eugene Oregon, and a second dealership in Portland Oregon. The Company intends to purchase additional BMW, Triumph, and Ducati motorcycle dealerships across the U.S. as they become available, and as Company resources allow.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Motos America Inc.

By	/s/ Vance B. Harrison
Name: Vance B. Harrison Title: Chief Executive Officer

Date:  April 14, 2022

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INDEX TO EXHIBITS

Exhibit No.	Description
99.1 99.2 99.3 99.4 99.5

Letter of Intent to Purchase Florida Dealerships

Note between the Company and Related Party

Capital Markets Advisory Agreement

Underwriting Terms Sheet with CIM Securities LLC

Press Release dated April 12, 2022

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

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